Exhibit 99.1

KULR Announces Immediate Availability of NASA-Certified M35A Battery Cells for JSC 20793 Packs

HOUSTON / GLOBENEWSWIRE / December 03, 2024 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), a leader in advanced thermal management and vibration reduction solutions, is pleased to announce the immediate availability of NASA-certified M35A battery cells, qualified for use in JSC 20793-compliant battery packs. These 18650 cells are ready for procurement and represent a critical advancement in KULR’s mission to provide rapid access to certified space-ready solutions.

The M35A cells have undergone rigorous validation, meeting NASA's stringent requirements through both initial lot assessment and lot acceptance processes conducted under formal NASA Work Instructions. KULR has enhanced this validation by performing additional screening under WI-37, ensuring the cells meet the highest standards for mission-critical applications. To ensure full traceability, KULR provides comprehensive data from the screening process, along with lot and serial numbers, enabling customers to track each cell from its date of manufacture.

The M35A is a strategic component of NASA’s Artemis II mission, recognized for its exceptional cold-weather performance with an energy density of 214 Wh/kg at C/20 and -20°C. KULR is also integrating the M35A into its proprietary 400 Wh K1 Space battery, a cutting-edge solution designed to meet the demands of human space exploration. The K1 Space battery is scheduled for completion in early January 2025, with a formal review by the NASA safety boards to follow shortly thereafter.

In collaboration with NASA, KULR is working towards expanding the Strategic Battery Reserve to include larger-format cells and a broader range of qualified technologies. This initiative will enable faster procurement options and wider accessibility to 20793-compliant solutions for aerospace and defense customers.

“By offering NASA-certified cells and tailored solutions, KULR is committed to accelerating innovation and enabling our customers to meet their most challenging missions,” said Michael Mo, CEO of KULR Technology Group. “Whether it’s turn-key battery packs, qualification testing, PPR materials, or approved cells, our close collaboration with NASA positions us to deliver unmatched performance and reliability for space applications.”

This announcement reinforces KULR’s commitment to advancing the frontiers of space exploration by delivering solutions that exceed industry standards for safety, reliability, and performance.

About KULR Technology Group Inc.

KULR Technology Group Inc. (NYSE American: KULR) delivers cutting edge energy storage solutions for space, aerospace, and defense by leveraging a foundation of in-house battery design expertise, comprehensive cell and battery testing suite, and battery fabrication and production capabilities. The Company’s holistic offering allows delivery of commercial-off-the-shelf and custom next generation energy storage systems in rapid timelines for a fraction of the cost compared to traditional programs. For more information, please visit www.kulrtechnology.com.

Safe Harbor Statement

This press release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on April 12, 2024, as may be amended or supplemented by other reports we file with the Securities and Exchange Commission from time to time. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

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